Exhibit 10.25

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (the “Agreement”), dated August 14, 2006, is executed and delivered by ROBERT ALBRITTON, an individual (“Albritton”) (the “Guarantor”), in favor of TELETOUCH COMMUNICATIONS, INC., a Delaware corporation (“Teletouch”).

BACKGROUND

A. Teletouch Paging, LP, a Texas Limited Partnership(“TLP”) and Teletouch are parties to an Asset Purchase Agreement, dated August 22, 2005 (“Asset Purchase Agreement”), pursuant to which Teletouch has agreed to convey, among other assets, certain lease agreements (“Leases”) to TLP as set forth in the Asset Purchase Agreement.

B. Pursuant to the Asset Purchase Agreement, TLP will assume all the obligations pursuant to the Leases and TLP has agreed to arrange for the Leases to be assigned to TLP.

C. The parties acknowledge that all of the Leases will not be assigned to TLP prior to the closing of the Asset Purchase Agreement.

D. Albritton is the Chairman of TLP.

E. As a material inducement to Teletouch to enter into the Asset Purchase Agreement, the Guarantor has agreed to execute and deliver this Agreement guaranteeing the Obligations (as defined herein) of TLP, if TLP does not honor the Obligations.

F. The Guarantor has determined that the execution, delivery and performance of this Agreement directly benefits and is in the best interest of the Guarantor.

NOW, THEREFORE, in consideration of the foregoing promises and of the mutual covenants and agreements set forth herein, the Guarantor, intending to be legally bound hereby, agrees as follows:

1. Definitions. Capitalized terms used, but not otherwise defined in this Agreement shall have the meanings given to such terms in the Asset Purchase Agreement, to the extent such terms are defined therein. In addition, the following terms shall have the meanings set forth below, unless the context requires otherwise.

(a) “Obligations” shall mean all liabilities, obligations, covenants, promises, agreements and undertakings which relate in any way to the Leases, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

2. Guaranty. Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and prompt payment and performance of all of the Obligations and any subsequent amendments, extensions or consolidations thereof. The amount of this guaranty is unlimited.

3. Suretyship. The obligations of Guarantor under this Agreement are primary, absolute, independent, irrevocable and unconditional. This Agreement shall be an agreement of suretyship as well as guaranty. Teletouch may proceed directly against Guarantor whenever TLP fails to make any payment, or otherwise fails to perform any obligation now or hereafter owed to Teletouch, only after taking all necessary legal and any other processes possible to collect from TLP..

4. Continuing Guaranty. This Agreement is a continuing guarantee and shall remain in full force and effect until the indefeasible payment of the Obligations in full. It shall continue to be effective and shall be reinstated if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Teletouch, pursuant to a court order or otherwise, upon the insolvency, bankruptcy or reorganization of TLP, all as though such payment had not been made.

5. No Waiver by Teletouch; Cumulative Rights. No failure on the part of Teletouch to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Teletouch of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power granted to Teletouch hereunder or by any other agreement, or granted in law or at equity, shall be cumulative and not exclusive of any other right, remedy or power set forth herein. No waiver of any provision of this Agreement and no consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the party giving such consent or waiver, and then such waiver consent shall be effective only in the specific instance and for the specific purpose for which given.

6. Modification of Obligations. Teletouch is authorized, without notice to or the consent of Guarantor, to accept partial payments of the Obligations from TLP, to take and hold security or collateral for the payment and performance of the Obligations and any other guarantees of the Obligations, and to exchange, enforce, waive or release any such security or collateral. Teletouch may apply any such security or collateral and direct the order or manner of sale thereof, as Teletouch in its discretion may determine, and may settle, release, compromise, collect or otherwise liquidate the Obligations, any guarantee of the Obligations, and any security or collateral for the Obligations or for any such guarantee in any manner.

7. Representations and Warranties of Guarantor. As a material inducement to Teletouch to enter into the Asset Purchase Agreement, Guarantor represents and warrants to Teletouch that:

(a) The delivery and performance by Guarantor of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized by all necessary and appropriate proceedings, and (ii) are enforceable against Guarantor in accordance with their terms;

(b) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required or necessary for the execution, delivery, performance, validity or enforceability of this Agreement by or against Guarantor;

(c) There is no action, suit, proceeding or investigation at law or in equity pending or threatened against the Guarantor, before any court or tribunal or before any governmental or administrative body, agency or official which, if determined against Guarantor, could have a material adverse effect on its financial condition or could in any way impair the validity or enforceability of this Agreement;

(d) Guarantor is not presently a debtor in a case or proceeding under Title 11 of the United States Code or under any similar foreign or domestic statute.

8. Subrogation. Until all the Obligations have been paid in full, Guarantor shall have no right of subrogation, reimbursement or indemnity and no right of recourse to or with respect to any assets or property of TLP. Nothing shall discharge or satisfy the liability of Guarantor hereunder except the full and timely performance and payment of the Obligations.

9. Validity of Obligations. The obligations of Guarantor under this Agreement shall be unconditional and irrevocable. irrespective of either (a) (a) any limitation of liability of TLP, or its constituent members, contained in the Asset Purchase Agreement, (b) the existence of any security given to secure the Obligations, (c) impossibility or the illegality of performance on the part of TLP of its obligations under the Asset Purchase Agreement, (d) TLP’s bankruptcy or similar event, or (e) any other circumstances, occurrences or conditions which might otherwise constitute a legal or equitable defense, discharge or release of Guarantor.

10. Independent Investigation. Guarantor acknowledges that it is fully aware of the financial condition of TLP. Guarantor delivers this Agreement based solely upon its own independent investigation and in no part upon any representations or statements of Teletouch with respect thereto or with respect to the Obligations as they may now or hereafter exist. Guarantor hereby assumes full responsibility for obtaining, from time to time, any additional information concerning TLP’s financial condition as Guarantor may deem material and Guarantor is not relying upon nor expecting Teletouch to furnish it with any information in Teletouch’s possession concerning TLP’s financial condition or the Obligations. Teletouch has no duty to inform Guarantor, now or at any time hereafter, as to any facts concerning TLP or the Leases. Guarantor acknowledges that no representations or any kind whatsoever have been made by Teletouch to Guarantor.

11. Successors; Assignment. This Agreement shall be binding upon Guarantor, its heirs, personal representatives, administrators, legal representatives, successors and permitted assigns and it shall inure to the benefit of, and be enforceable by, Teletouch, its successors, endorsees and assigns, and any person who shall from time to time be the owner or holder of the Obligations. Guarantor may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Teletouch.

12. Costs and Expenses of Enforcement. Guarantor agrees to pay all of Teletouch’s costs of enforcing the terms and conditions of this Agreement, whether prior to or following the entry of judgment, at any time incurred, and including, but not limited to, reasonable attorneys’ fees.

13. Indemnification. Guarantor agrees to indemnify and hold Teletouch harmless from and against all costs, damages, expenses, causes of action, claims, losses and liabilities incurred by or threatened against Teletouch which in any way grow out of, result from, or relate to this Agreement including, without limitation, any action to enforce this Agreement, except claims, law suits or liabilities resulting from the gross negligence or willful misconduct of Teletouch.

14. Consent to Jurisdiction and Venue. Guarantor hereby consents and submits to personal jurisdiction within the State of Texas for purposes of any litigation arising under or relating to this Agreement and agrees that service of process may be made, and personal jurisdiction over Guarantor obtained, by serving a copy of any summons and complaint upon Guarantor at the notice address set forth this Agreement and in accordance with the applicable laws of the State of Texas. Guarantor hereby agrees that any action, suit or proceeding to enforce this Agreement may be brought in any state or federal court in Fort Worth, Texas and Guarantor hereby waives any objections which it may have to the laying of the venue of any such action, suit or proceeding in any such court. Nothing herein contained, however, shall prevent Teletouch from bringing any action or exercising any right against any security or against Guarantor personally, or against any property of Guarantor within any other jurisdiction or state.

15. Miscellaneous.

(a) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received: (x) when delivered, if made by hand delivery; (y) two days following the day when deposited with an overnight courier service such as Federal Express, for the delivery to the intended addressee; or (z) two days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

(i) If to Guarantor:

Robert Albritton

with a copy to:

(ii)	If to Teletouch:	Teletouch Communications, Inc.
5718 Airport Freeway
Fort Worth, Texas 76117
Fax – (817) 654-6220
Attention: Thomas A. Hyde, Jr.

with a copy to:

No notice to counsel shall constitute notice to a party. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notices.

(c) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(d) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(e) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(f) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(g) Gender, Etc. Words used herein regardless of the number and gender specifically used shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the contest requires.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Agreement on the date first above written.

ROBERT ALBRITTON
(Guarantor)

By:	/s/ Robert Albritton